Exhibit 23(a)



               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to he incorporation by reference in the Registration Statement on Form S-8 (No. 33-22068), the Registration Statement on Form S-8 (No. 33-60278), and the Registration Statement on Form S-8 (No. 33-66124), and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-25699) of our report dated February 1, 1995, appearing on page A-10 of the Annual Report to Shareholders in the appendix to the Illinova Corporation Proxy Statement which is incorporated in this Annual Report on Form 10-K.



/s/Price Waterhouse LLP
---------------------------
Price Waterhouse LLP

March 24, 1995